                            STANDARD PACIFIC CORP.

                                ______________

                         First Supplemental Indenture

                         dated as of September 15 1998
                              __________________


                                with respect to:



                                   Indenture

                           Dated as of April 1, 1992



                    United States Trust Company of New York

                                   as Trustee

     FIRST SUPPLEMENTAL INDENTURE dated as of September 15, 1998 (this "Supplemental Indenture") between STANDARD PACIFIC CORP., a Delaware corporation (the "Company") and UNITED STATES TRUST COMPANY OF NEW YORK, a banking company organized under the laws of the State of New York, as trustee (the "Trustee") for the securities issued under the Indenture dated as of April 1, 1992 (the "Indenture") between the Company and the Trustee.


                                   Recitals
                                   --------

     A. Pursuant to an Officer's Certificate dated March 5, 1993 (the "Series Supplement"), and in accordance with the terms of the Indenture, the Company established and issued a series of Securities denominated the "10 1/2% Senior Notes due 2000" (the "Securities"). Securities in the aggregate principal amount of $51,108,000 are outstanding on the date of this Supplemental Indenture.

     B. In accordance with Section 9.02 of the Indenture, the Company has obtained the written consent of the Holders of at least a majority in principal amount of the Securities to certain amendments to the Series Supplement, and, to the extent the Series Supplement is incorporated therein, the Indenture.

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed as follows:


                                   Agreements
                                   ----------

     Section 1.  Defined Terms.  Capitalized terms not otherwise defined herein
                 -------------
shall have the meanings ascribed to them in the Indenture.

     Section 2.  Condition to Effectiveness.  This Supplemental Indenture shall
                 --------------------------
become effective only upon the acceptance by the Company of, and payment by the Company for, at least a majority in principal amount of the outstanding Securities pursuant to the terms of the Company's Offer to Purchase and Consent Solicitation Statement dated September 1, 1998, as such offer may be amended from time to time (the "Offer"). The date of the effectiveness of this Supplemental Indenture shall be denominated herein the "Effective Date." Upon the occurrence of the Effective Date, the Company shall provide to the Trustee an officer's certificate certifying that the Effective Date has occurred.

     Section 3.  Amendment to Series Supplement and Indenture.
                 --------------------------------------------

     (a) The final sentence of existing Section 3(i) of the Series Supplement is hereby amended to provide in its entirety as follows:

          The Company may reduce the principal amount of Notes to be redeemed by subtracting 100% of the principal amount of any Notes that the Company has delivered to

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

     the Trustee for cancellation other than pursuant to the terms of this paragraph (i) or has acquired.

     (b) Existing Section 3(l) of the Series Supplement is hereby amended by deleting therefrom the following provisions in their entirety:


     Existing Section Number    Caption
     -----------------------    -------

     Section 3(l)(i)            Maintenance of Consolidated Net Worth
     Section 3(l)(ii)           Limitation on Additional Indebtedness
     Section 3(l)(iii)          Limitations on Liens
     Section 3(l)(iv)           Limitation on Restricted Payments
     Section 3(l)(v)            Limitation on Asset Sales


     (c) Each of the following provisions of existing Section 3(l) of the Series Supplement is hereby renumbered as indicated below:


      Existing Section Number  New Section Number   Caption
      -----------------------  ------------------   -------

      3(l)(vi)                 3(l)(i)              Transactions with Affiliates
                                                    and Related Persons
      3(l)(vii)                3(l)(ii)             Limitation on Payment
                                                    Restrictions Affecting
                                                    Restricted Subsidiaries

     (d) Existing Section 3(l)(viii) of the Series Supplement is hereby amended to provide in is entirety as follows:

          (iii) Restrictions on Permitting Certain Restricted Subsidiary to Become an Unrestricted Subsidiary. The Company may permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated as a Restricted Subsidiary; provided, however, that the Company shall not permit Standard Pacific of Texas, Inc. to be designated as an Unrestricted Subsidiary. Promptly after the adoption of any Board Resolution designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, a copy thereof shall be filed with the Trustee, together with an Officers' Certificate stating that the provisions of this paragraph
     (l)(iii) have been complied with in connection with such designation.

     (e) Existing Section 3(l)(ix) of the Series Supplement is hereby amended to provide in its entirety as follows:

          (iv) Preservation of Existence. Subject to paragraph (l)(v) and 5.01 of the Indenture, the Company shall do or cause to be done all things necessary to preserve and

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

     keep in full force and effect its existence as a corporation and will refrain from taking any action that would cause its existence as a corporation to cease, including without limitation any action that would result in its liquidation, winding up or dissolution.

     (f) Existing Section 3(l)(x) of the Series Supplement is hereby amended to provide in is entirety as follows:

          (v) Successor Corporation. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless
     (A) the Company shall be the surviving corporation or, if the Company is not the surviving corporation, such other person shall be a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes, by execution of an indenture supplemental to the Indenture, all the obligations of the Company under the Indenture and the Notes, (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (C) the Consolidated Net Worth of the obligor of the Notes immediately after such transaction (exclusive of any adjustments to Consolidated Net Worth relating to transaction costs and accounting adjustments resulting from such transaction) is not less than the Consolidated Net Worth of the Company immediately prior such transaction and (D) the Company shall have delivered to the Trustee (I) an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this paragraph
     (v) and that all conditions precedent provided for relating to such transaction have been satisfied and (II) an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with clause (A) of this paragraph (v).

     (g) Existing Section 3(l)(xi) of the Series Supplement is hereby renumbered as Section 3(l)(vi) of the Series Supplement.

     (h) Each of the following provisions of existing Section 3 of the Series Supplement is hereby renumbered as indicated below:


      Existing Section Number  New Section Number  Caption
      -----------------------  ------------------  -------
      3(l) (second reference)  3(m)                Additional Events of Default
      3(m)                     3(n)                Certain Definitions

     (i) All references to paragraph (l)(viii) in the definition of "Unrestricted Subsidiary" set forth in existing Section 3(m) of the Series Supplement (amended Section 3(n)) are hereby amended to references to paragraph
(l)(iii).

     (j) The definitions of "Average Life," "Consolidated Tangible Net Worth," Consolidated Net Income," "Homebuilding Joint Venture," "Net Income," "Net Proceeds," and

"Unrestricted Subsidiary Investment" set forth in existing Section 3(m) of the Series Supplement (amended Section 3(n)) are hereby deleted in their entirety.

     Section 4.  Amendment to Securities and Form of Security.  Pursuant to
                 --------------------------------------------
Section 12 of the Securities, the Securities and the form of security attached to the Series Supplement are hereby amended as follows to conform to the above-referenced amendments to the Indenture and the Series Supplement.

     (a) The first sentence of existing Section 4 of the Securities and form of Security is hereby amended to provide in its entirety as follows:

         The Company issued the Notes under an Indenture dated as of April 1, 1992 (as amended from time to time in accordance with the terms thereof, the "Indenture").

     (b) The second sentence of existing Section 4 of the Securities and form of Security is hereby amended to provide in its entirety as follows:

         The terms of the Notes include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "Act") as in effect on the date of the Indenture and as may be amended from time to time, those incorporated by reference into the Indenture pursuant to an Officers' Certificate of the company dated March 5, 1993 (the "Officers' Certificate") delivered pursuant to Sections 2.01 and 2.03(a) of the Indenture, and those amendments to the Indenture and the Officers' Certificate made by the First Supplemental Indenture dated as of September 15, 1998 between the Company and the Trustee.

     (c) The second sentence of existing Section 6 of the Securities and form of Security is hereby amended to provide in its entirety as follows:

         The Company may reduce the principal amount of Notes to be redeemed by subtracting 100% of the principal amount of any Notes that the Company has delivered to the Trustee for cancellation other than pursuant to the terms of the mandatory redemption.

     (d) Section 9 of the Securities and form of Security is amended by deleting such Section therefrom in its entirety and replacing such Section with the following:

     [Intentionally Omitted]

     Section 5.  Effective Date of this Supplemental Indenture.  This
                 ---------------------------------------------
Supplemental Indenture shall be effective as of the Effective Date.

     Section 6.  Indenture Ratified.  Except as hereby otherwise expressly
                 ------------------
provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

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

     Section 7.  Counterparts.  This Supplemental Indenture may be executed in
                 ------------
any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 8.  Supplemental Indenture is an Amendment to Indenture and
                 -------------------------------------------------------
Series Supplement.  This Supplemental Indenture is an amendment to the Indenture
-----------------
and the Series Supplement. The Indenture, the Series Supplement and this Supplemental Indenture shall be read together from and after the Effective
Date. This Supplemental Indenture shall not be deemed to affect the rights under the Indenture of the Holders of securities of any other series other than the Securities.

     Section 9.  Governing Law.  This Supplemental Indenture shall be governed
                 -------------
by and construed in accordance with the internal laws of the State of New York.


                    [Remainder of Page Intentionally Blank]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                              STANDARD PACIFIC CORP.


                                              By: /s/ CLAY A. HALVORSEN
                                                  --------------------------
                                              Name: Clay A. Halvorsen
                                              Title: Vice President

                                              UNITED STATES TRUST COMPANY OF
                                              NEW YORK, as Trustee


                                              By: /s/ LOUIS P. YOUNG
                                                  --------------------------
                                              Name: Louis P. Young
                                              Title: Vice President

                                       7